Exhibit 99.1
Summary of Stock Options Subject to Accelerated Vesting

		Aggregate number of
		shares issuable upon	Weighted average
		acceleration of	exercise price per
1992 Stock Option Plan	Title	unvested stock options	share

Edward K. Christian	President and Chief Executive Officer	4,636	$14.24
Samuel Bush	Senior Vice President and Chief Financial Officer	3,469	14.24
Warren Lada	Senior Vice President - Operations	3,689	14.24
Steven Goldstein	Executive Vice President and Group Program Director	18,984	18.47
Marcia Lobaito	Senior Vice President, Corp. Secretary	9,455	18.28
Catherine Bobinski	VP/Controller, Chief Accounting Officer	9,301	18.24

Subtotal of Stock Options of Executive Officers		49,534	$17.38

Non Executive Officers		63,210	$18.10

Total of Stock Options from 1992 Stock Option Plan		112,744	$17.78

2003 Stock Option Plan

Non-Executive Officers		149,219	$19.27

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